UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2014

MYOS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927
 (Address of Principal Executive Offices)

(973) 509-0444
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2014, MYOS Corporation (the “Company”) entered into an employment agreement (the “Agreement”) with Joseph C. DosSantos pursuant to which Mr. DosSantos will serve as the Company’s Chief Financial Officer. As Chief Financial Officer, Mr. DosSantos will take over the role of principal financial officer of the Company from Carl DeFreitas, our current Chief Financial Officer and principal financial officer. Mr. DeFreitas will remain with the Company as Vice President and Corporate Controller but will cease to be our Chief Financial Officer and principal financial officer effective upon commencement of Mr. DosSantos’s employment.

From April 2011 through April 2014, Mr. DosSantos worked at Actavis plc (NYSE:ACT), a global specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products, most recently as its Executive Director, Finance Operations.  From February 2010 through April 2011, he served as Vice President, Corporate Controller, of Alvogen, a multi-national, privately-owned pharmaceutical company focused on developing, manufacturing, and distributing generic, over-the-counter and biosimilar pharmaceutical products. From August 2003 through January 2010, Mr. DosSantos worked at Celgene Corporation (NASDAQ:CELG), a global biopharmaceutical company engaged in the discovery, development and commercialization of innovative therapies for the treatment of cancer and immune-inflammatory related diseases, most recently as it Senior Director, Assistant Corporate Controller.  Additionally he has held positions of increasing responsibilities at Cytec Industries and National Starch & Chemical, two multi-national chemical companies.  Mr. DosSantos is a licensed certified public accountant in New Jersey, graduated from Kean University in 1991 with a BS in Accountancy and holds an MBA in Finance from Seton Hall University.

Pursuant to the terms of the Agreement, Mr. DosSantos will work for the Company on a full-time basis and will receive an annual base salary of $200,000.  Mr. DosSantos may receive an annual cash bonus in an amount up to 50% of his base salary, as may be determined by the Board in its sole discretion. Mr. DosSantos also received a signing bonus of $15,000.  In addition, Mr. DosSantos will be granted a stock option to purchase 20,000 shares of the Company’s common stock, which shares will vest in four equal annual installments commencing on May 19, 2015. The term of the Agreement is one year, and the Agreement will automatically renew for successive one-year periods, unless a notice of non-renewal is provided by either party at least sixty days prior to the expiration date of the term.

In the event Mr. DosSantos’s employment is terminated by the Company for cause (as defined in the Agreement) or as a result of death or disability, or if Mr. DosSantos terminates his employment without good reason (as defined in the Agreement), Mr. DosSantos will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as retain any portion of the stock option that has previously vested.

In the event Mr. DosSantos’s employment is terminated by the Company for any reason other than cause, death or disability, or if Mr. DosSantos terminates his employment for good reason, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination as well as the vested portion of the stock option.  In addition, he will be entitled to receive his base salary for twelve months (or six months in the event his employment is terminated prior to May 19, 2015), a cash amount equal to the greater of (i) $50,000 and (ii) the average of all annual cash bonuses received under the Agreement, and payment of all COBRA premiums for twelve months (or six months in the event his employment is terminated prior to May 19, 2015), following the date of termination.

In the event Mr. DosSantos’s employment is terminated by the Company in connection with, or as a result of, a change of control (as defined in the Agreement), or if Mr. DosSantos terminates his employment for good reason following a change in control, he will be entitled to receive any accrued and unpaid base salary and employee benefits up to the date of termination. In addition, he will be entitled to receive his base salary for twelve (or six months in the event his employment is terminated prior to May 19, 2015) months following the date of termination, a cash amount equal to the greater of (i) $50,000 and (ii) the average of the three most recent annual cash bonuses received under the Agreement, and payment of all COBRA premiums for twelve months (or six months in the event his employment is terminated prior to May 19, 2015) following the date of termination. Furthermore, the unvested portion of the stock option will vest as of the date of the consummation of the change in control.

The Agreement contains customary non-competition and non-solicitation provisions that extend to two years after termination of Mr. DosSantos’s employment with the Company.  Mr. DosSantos also agreed to customary terms regarding confidentiality and ownership of product ideas.

There are no family relationships between Mr. DosSantos and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. DosSantos that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is attached hereto as Exhibit 10.1.

A copy of the Company’s press release announcing the new appointment is attached hereto as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosure.

The Company will be conducting meetings with investors beginning on May 20, 2014.  The presentation to be provided by the Company to investors at such meetings is attached hereto as Exhibit 99.2.

The information set forth under this “Item 7.01. Regulation FD Disclosure,” including exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated as of May 19, 2014, by and between Joseph C. DosSantos and MYOS Corporation
99.1	Press Release, dated May 19, 2014
99.2	May 2014 Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2014

MYOS CORPORATION

By:	/s/ Peter Levy
Name: Peter Levy
Title: President